Exhibit 10.5.7

SIXTH LOAN MODIFICATION AGREEMENT

This Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of November 14, 2013, by and among (a) SILICON VALLEY BANK, a California corporation (“Bank”), with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at 505 Fifth Avenue, 11th Floor, New York, New York 10017, and (b) EVERYDAY HEALTH, INC., a Delaware corporation (“Everyday Health”), with its principal place of business at 345 Hudson Street, 16th Floor, New York, New York 10014, EVERYDAY HEALTH MEDIA, LLC, a Delaware limited liability company (“Media”), with its principal place of business at 345 Hudson Street, 16th Floor, New York, New York 10014 and MEDPAGE TODAY, L.L.C., a New Jersey limited liability company (“MedPage”), with its principal place of business at 345 Hudson Street, 16th Floor, New York, New York 10014 (Everyday Health, Media and MedPage are hereinafter jointly and severally, individually and collectively, referred to as “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of September 22, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of September 22, 2010, as amended by a certain First Loan Modification Agreement dated as of April 27, 2011, as affected by a certain Joinder Agreement dated as of July 8, 2011, as further amended by a certain Second Loan Modification Agreement dated as of December 21, 2011, as further amended by a certain Third Loan Modification Agreement dated as of August 10, 2012, as further amended by a certain Fourth Loan Modification Agreement dated as of October 22, 2012, and as further amended by a certain Fifth Loan Modification Agreement dated as of September 23, 2013 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, (a) the Collateral, (b) the Intellectual Property Collateral as defined in a certain Intellectual Property Security Agreement dated as of October 22, 2012, between Everyday Health and Bank (as amended, the “Everyday Health IP Agreement”), (c) the Intellectual Property Collateral as defined in a certain Intellectual Property Security Agreement dated as of October 22, 2012, between Media and Bank (as amended, the “Media IP Agreement”), and (d) the Intellectual Property Collateral as defined in a certain Intellectual Property Security Agreement dated as of October 22, 2012, between MedPage and Bank (as amended, the “MedPage IP Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.1.1(f) thereof:

“If (A) the line of credit provided pursuant to Section 2.1.1 is terminated by Bank in accordance with clause (ii) in the foregoing sentence, or (B) this Agreement or the line of credit provided pursuant to Section 2.1.1 is terminated by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Early Termination Fee”).”

and inserting in lieu thereof the following:

“If (A) the line of credit provided pursuant to Section 2.1.1 is terminated by Bank in accordance with clause (ii) in the foregoing sentence, or (B) this
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Agreement or the line of credit provided pursuant to Section 2.1.1 is terminated by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to Three Hundred Thousand Dollars ($300,000.00) (the “Early Termination Fee”).”

2	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“ “Availability Amount” is Twenty-Five Million Dollars ($25,000,000.00).”

“ “Current Liabilities” are (a) all obligations and liabilities of Borrower to Bank, plus, without duplication, (b) the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year, but excluding in the case of both (a) and (b) Borrower’s obligations and liabilities solely with respect to the Term Loan Advance as defined in the Subordinated Loan Agreement.”

“ “Modified Liquidity Ratio” is the ratio of (a) Borrower’s unrestricted cash and cash equivalents maintained with Bank plus eighty percent (80.0%) of Eligible Accounts, to (b) all obligations and liabilities of Borrower to Bank (but excluding in the case of (b) Borrower’s obligations and liabilities solely with respect to the Term Loan Advance as defined in the Subordinated Loan Agreement).”

and inserting in lieu thereof the following:

“ “Availability Amount” is Thirty Million Dollars ($30,000,000.00).”

“ “Current Liabilities” are (a) all obligations and liabilities of Borrower to Bank, plus, without duplication, (b) the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year, but excluding in the case of both (a) and (b) Borrower’s obligations and liabilities solely with respect to the Term Loan Advance and the 2013 Term Loan Advance, as each such term is defined in the Subordinated Loan Agreement.”

“ “Modified Liquidity Ratio” is the ratio of (a) Borrower’s unrestricted cash and cash equivalents maintained with Bank plus eighty percent (80.0%) of Eligible Accounts, to (b) all obligations and liabilities of Borrower to Bank (but excluding in the case of (b) Borrower’s obligations and liabilities solely with respect to the Term Loan Advance and the 2013 Term Loan Advance, as each such term is defined in the Subordinated Loan Agreement).”

3	The Loan Agreement shall be amended by deleting the Compliance Certificate that is attached to the Loan Agreement as Exhibit C and inserting in lieu thereof the Compliance Certificate attached hereto as Schedule 1.

4	The Loan Agreement shall be amended by deleting the Borrowing Base Certificate that is attached to the Loan Agreement as Exhibit F and inserting in lieu thereof the Borrowing Base Certificate attached hereto as Schedule 2.

4. FEES AND EXPENSES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

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5. RATIFICATION OF PERFECTION CERTIFICATES.

(a) Everyday Health hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 22, 2012 executed and delivered by Everyday Health, and acknowledges, confirms and agrees that the disclosures and information Everyday Health provided to Bank in such Perfection Certificate have not changed, as of the date hereof, except as set forth on Schedule 3 hereto.

(b) Media hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 22, 2012 executed and delivered by Media, and acknowledges, confirms and agrees that the disclosures and information Media provided to Bank in such Perfection Certificate have not changed, as of the date hereof, except as set forth on Schedule 3 hereto.

(c) MedPage hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 22, 2012 executed and delivered by MedPage, and acknowledges, confirms and agrees that the disclosures and information MedPage provided to Bank in such Perfection Certificate have not changed, as of the date hereof, except as set forth on Schedule 3 hereto.

6. RATIFICATION OF IP AGREEMENTS.

(a) Everyday Health hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Everyday Health IP Agreement, and acknowledges, confirms and agrees that the Everyday Health IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Everyday Health IP Agreement (except as set forth on Schedule 4 hereto), and shall remain in full force and effect.

(b) Media hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Media IP Agreement, and acknowledges, confirms and agrees that the Media IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Media IP Agreement (except as set forth on Schedule 4 hereto), and shall remain in full force and effect.

(c) MedPage hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the MedPage IP Agreement, and acknowledges, confirms and agrees that the MedPage IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the MedPage IP Agreement (except as set forth on Schedule 4 hereto), and shall remain in full force and effect.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future

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modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[Signature page follows.]

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

EVERYDAY HEALTH, INC.

By:	/s/ Alan Shapiro
Name:	Alan Shapiro
Title:	EVP and General Counsel

EVERYDAY HEALTH MEDIA, LLC

By:	/s/ Alan Shapiro
Name:	Alan Shapiro
Title:	EVP and General Counsel

MEDPAGE TODAY, L.L.C.

By:	/s/ Alan Shapiro
Name:	Alan Shapiro
Title:	President

BANK:

SILICON VALLEY BANK

By:	/s/ Michael McMahon
Name:	Michael McMahon
Title:	Vice President
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Schedule 1

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:

The undersigned authorized officer of EVERYDAY HEALTH, INC., EVERYDAY HEALTH MEDIA, LLC and MEDPAGE TODAY, L.L.C. (jointly and severally, individually and collectively, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement among Borrower and Bank (as amended, the “Agreement”):

(1) Borrower is in complete compliance for the period ending _____________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
Unbilled Revenue Reports	15th and last days of each month	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No N/A

The following Intellectual Property was registered (or a registration application submitted) after the Fourth LMA Effective Date (if no registrations, state “None”)

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Financial Covenants	Required	Actual	Complies
Adjusted EBITDA (quarterly)	$_____*	$______	Yes No N/A
Adjusted Quick Ratio** (monthly)	1.25:1.0	____:1.0	Yes No N/A
Minimum Unrestricted and Unencumbered Cash at Bank	$10,000,000	$______	Yes No N/A

* As set forth in Section 6.7(a) of the Agreement.

** Only applicable upon Bank’s receipt of written notice from Borrower within thirty (30) days of the occurrence of the Equity Event of Borrower’s election of the Adjusted Quick Ratio covenant in lieu of the Adjusted EBITDA covenant, as set forth in Section 6.7(c) of the Agreement.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Everyday Health, Inc.	BANK USE ONLY
Everyday Health Media, LLC
MedPage Today, L.L.C.	Received by:
AUTHORIZED SIGNER
Date:
By:
Name:	Verified:
Title:		AUTHORIZED SIGNER
Date:

Compliance Status: Yes No
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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I. Adjusted EBITDA (Section 6.7(a))

Required: See chart below

Period	EBITDA
Quarter ending September 30, 2010	($1,300,000)
Quarter ending December 31, 2010	$1,700,000
Quarter ending March 31, 2011	($4,800,000)
Quarter ending June 30, 2011	($1,000,000)
Quarter ending September 30, 2011	$750,000
Quarter ending December 31, 2011	N/A
Quarter ending March 31, 2012	N/A
Quarter ending June 30, 2012	N/A
Quarter ending September 30, 2012	($3,000,000)
Quarter ending December 31, 2012	$4,000,000
Quarter ending September 30, 2013	($3,000,000)
Quarter ending December 31, 2013	$11,000,000
Quarter ending March 31, 2014 and each quarter thereafter	$_________*

*To be set in accordance with Section 6.7(a)

Actual:

A.	EBITDA (earnings before interest, taxes, depreciation and amortization in accordance with GAAP)	$__________

B.	Unfinanced capital expenditures of Borrower (including capitalized software and development costs)	$__________

C.	Non-cash stock compensation expense	$__________

D.	Reasonable add-backs for non-cash items for which Borrower provided written details to Bank	$__________

E.	Up to Two Million Seven Hundred Thousand Dollars ($2,700,000.00) for fiscal year 2012 and up to One Million Four Hundred Fifty Thousand ($1,450,000.00) for fiscal year 2013 in aggregate earn-out expense made as a result of the 2011 acquisition of DDC Internet, Inc.	$__________

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F.	Up to Five Hundred Fifty Thousand Dollars ($550,000.00) in respect of the write-off of deferred financing costs relating to the Horizon and Square 1 Bank credit facilities	$__________

G.	For fiscal year 2012, to the extent approved by Bank in writing in its reasonable discretion, one-time restructuring charges incurred as a result of the acquisition by Borrower of Eqal in September 2012	$__________

H.	For fiscal years 2013 and 2014, as applicable, only to the extent disclosed in its profit and loss statements delivered to Bank, up to Ten Million Dollars ($10,000,000.00) in aggregate earn-out expense (which expense shall not exceed Five Million Dollars ($5,000,000.00) in cash expense and Five Million Dollars ($5,000,000.00) in stock expense) made as a result of the acquisition by Borrower of Eqal in September 2012	$__________

I.	Other one-times charges approved by Bank in writing in its sole discretion	$__________

J.	Adjusted EBITDA (line A minus line B plus line C plus line D plus line E plus line F plus line G plus line H plus line I)	$__________

Is line J equal to or greater than $_______ (see chart above)?

________ No, not in compliance	________ Yes, in compliance

II. Adjusted Quick Ratio (Section 6.7(c) — if applicable)

Required:               ≥1.25:1.0

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower maintained with Bank	$__________

B.	Aggregate value of the net billed accounts receivable of Borrower	$__________

C.	Quick Assets (the sum of lines A through B)	$__________

D.	Aggregate value of Obligations to Bank (excluding Borrower’s obligations and liabilities solely with respect to the Term Loan Advance and the 2013 Term Loan Advance, as each such term is defined in the Subordinated Loan Agreement)	$__________

E.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line D above that matures within one (1) year (excluding Borrower’s obligations and liabilities solely with respect to the Term Loan Advance and the 2013 Term Loan Advance, as each such term is defined in the Subordinated Loan Agreement)	$__________

F.	Current Liabilities (the sum of lines D and E)	$__________

G.	Current portion of the aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$__________

H.	Line F minus line G	$__________

I.	Adjusted Quick Ratio (line C divided by line H)	___________
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Is line I equal to or greater than 1.25:1:0?

________ No, not in compliance	________ Yes, in compliance

III. Minimum Cash (Section 6.7(d))

Required	$10,000,000

Actual

A.	Aggregate value of the unrestricted and unencumbered cash of Borrower maintained with Bank	$__________

Is line A equal to or greater than the required amount set forth above?

________ No, not in compliance	________ Yes, in compliance
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Schedule 2

EXHIBIT F

BORROWING BASE CERTIFICATE

Borrower: Everday Health, Inc., Everyday Health Media, LLC and MedPage Today, L.L.C.

Lender: Silicon Valley Bank

Commitment Amount: $30,000,000.00

ACCOUNTS RECEIVABLE

1.	Accounts Receivable Book Value as of _______________	$
2.	Additions (please explain on reverse)	$
3.	TOTAL ACCOUNTS RECEIVABLE	$

ELIGIBLE ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 120 days due (other than Eligible Extended Term Accounts)	$
5.	Accounts owing from an Account Debtor which does not have its principal place of business in the United States or Canada	$
6.	Accounts billed and/or payable outside the United States	$
7.	U.S. Governmental Accounts w/o assignment of claims	$
8.	Contra/Customer Deposit Accounts	$
9.	Accounts not yet invoiced	$
10.	Accounts subject to contractual arrangements (progress, milestone billings, etc.)	$
11.	Accounts subject to withholding	$
12.	Accounts subject trust provisions or subrogation rights of a bonding company	$
13.	Non-trade receivables or accounts not arising in the ordinary course of business	$
14.	Accounts subject to chargebacks or payment deductions	$
15.	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$
16.	Bill and Hold Accounts	$
17.	Affiliate/Intercompany/Employee Accounts	$
18.	Deferred Revenue related to contracts with cancellable terms	$
19.	Balance of 50.0% over 120 Day Accounts (cross-age or current affected) (or 150 Day Accounts if Eligible Extended Term Accounts)	$
20.	Disputed Accounts	$
21.	Other (please explain on reverse)	$
22.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
23.	Eligible Accounts (#3 minus #22)	$
24.	ELIGIBLE AMOUNT OF ACCOUNTS (80.0% of 23)	$

BALANCES
25.	Maximum Loan Amount		$30,000,000.00
26.	Total Funds Available (Lower of #24 or #25)	$
27.	Present balance owing on Line of Credit	$
28.	RESERVE POSITION (#26 minus #27)	$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement among the undersigned and Silicon Valley Bank.

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BANK USE ONLY
COMMENTS:	Received by:
AUTHORIZED SIGNER
EVERYDAY HEALTH, INC.	Date:
EVERYDAY HEALTH MEDIA, LLC	Verified:
MEDPAGE TODAY, L.L.C.		AUTHORIZED SIGNER
Date:
By:	Compliance Status: Yes No
Authorized Signer
Date:
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